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                                                                    EXHIBIT 4(3)


                         REGISTRATION RIGHTS AGREEMENT


                                                               December 19, 1996


Caledonia Industrial & Services Limited
Cayzer House
1 Thomas More Street
London E1 9AR
England


Dear Sirs:

     This will confirm that, in connection with the Master Agreement, made on December 12, 1996 (the "Master Agreement"), among Offshore Logistics, Inc., a Delaware corporation (the "Company"), Caledonia Industrial & Services Limited (the "Purchaser") and the other parties named therein, and the issuance to the Purchaser pursuant to the Master Agreement of (i) an aggregate 1,300,000 shares (the "Common Shares") of Common Stock, $.01 par value, of the Company and (ii) an aggregate $ 7,500,000 principal amount of Notes (as defined herein), convertible into shares of Common Stock of the Company, and as an inducement to the Purchaser to consummate the transactions contemplated by the Master Agreement, the Company hereby covenants and agrees with the Purchaser and with each subsequent holder of Restricted Securities (as such term is defined herein), as follows:

     1. Certain Definitions. As used herein, the following terms shall have the following respective meanings:

       "Commission" shall mean the Securities and Exchange   Commission, or any
     other federal agency at the time administering the Securities Act.

       "Common Stock" shall mean the Common Stock, $.01 par value, of the Company, as constituted as of the date of this Agreement, subject to adjustment pursuant to the provisions of Section 10 hereof.

       "Conversion Shares" shall mean shares of Common Stock issued upon conversion of the Notes.

       "Exchange Act" shall mean the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
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       "Notes" shall mean the Company's 6% Convertible Subordinated Notes due
     2003. to be issued pursuant to the Indenture, dated as of December 15, 1996 (the "Indenture"), between the Company and Fleet National Bank, as Trustee, as amended and supplemented from time to time.

       "Other Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of December 17, 1996, by and among the Company and Jefferies & Company, Inc., Simmons & Company International and Johnson Rice & Company L.L.C.

       "Permitted Registrations" shall mean registrations under the Securities Act of securities of the Company for sale pursuant to registration statements on Form S-4 or Form S-8 or another form not available for registering the Restricted Securities for sale to the public.

       "Registration Expenses" shall mean the expenses so described in Section 8 hereof.

       "Restricted Securities" shall mean (i) any Common Shares, Conversion Shares and Rights Shares (a) the certificates for which (and each certificate issued upon exchange, adjustment or transfer thereof) (A) in the case of Common Shares, bear the legend set forth in Section 1(K) of that certain letter agreement, dated December 19, 1996 (the "Supplemental Agreement"), between the Company and the Purchaser supplementing the Master Agreement, (B) in the case of Conversion Shares bear the Regulation S Legend (as such term is defined in the Indenture) or (C) in the case of Rights Shares, bear the legend set forth in Section 2 hereof or (b) in any such case, the sale, transfer or other disposition of which is restricted under Rule 144 (or any successor regulation) under the Securities Act and
     (ii) those Notes (and any notes issued upon exchange, adjustment or transfer thereof) (a) which bear the Regulation S Legend or (b) the sale, transfer or other disposition of which is restricted under Rule 144 (or any successor regulation) under the Securities Act provided, however, that the term Restricted Securities shall not include Conversion Shares and Notes which are then covered by a registration statement that was filed by the Company pursuant to the Other Registration Rights Agreement, that was declared effective by the Commission under the Securities Act and that then continues to be effective under the Securities Act for the period and on the terms provided for under the Other Registration Rights Agreement.

       "Securities Act" shall mean the Securities Act of 1933   or any similar
     federal statute, and the rules and regula-

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     tions of the Commission thereunder, all as the same shall be in effect at the time.

       "Rights" shall have the meaning given to it in the Rights Agreement, dated as of February 29, 1996, between the Company and Chase Mellon Shareholders Services, L.L.C.

       "Rights Shares" shall mean the shares of Common Stock issuable under certain circumstances in exchange for any Rights that may be issued from time to time in respect of the Common Shares or the Conversion Shares.

       "Selling Expenses" shall mean the expenses so described   in Section 8
     hereof.

     2. Restrictive Legend for Rights Shares. Each certificate representing the Rights Shares, and each certificate issued upon exchange, adjustment or transfer thereof, other than in a public sale or as otherwise permitted by the last paragraph of Section 3 hereof, shall be stamped or otherwise imprinted with a legend substantially in the following form:

      "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT
      OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."


     3. Notice of Proposed Transfer. Prior to any proposed transfer of any Restricted Securities constituting Rights Shares (other than under the circumstances described in Sections 4, 5 or 6 hereof), the holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company (it being agreed that Reboul, MacMurray, Hewitt, Maynard & Kristol shall be satisfactory) to the effect that the proposed transfer of such Restricted Securities may be effected without registration under the Securities Act, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of its notice. Each certificate for such Restricted Securities transferred as above provided shall bear the legend set forth in Section 2 hereof unless (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an

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affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act. The foregoing restrictions on transferability of Restricted Securities constituting Rights Shares shall terminate as to any particular shares of such Restricted Securities when such shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in the registration statement concerning such shares. Whenever a holder of Restricted Securities constituting Rights Shares is able to demonstrate to the Company (and its counsel) that the provisions of Rule 144(k) of the Securities Act are available to such holder without limitation, or that such Restricted Securities is otherwise freely transferable without registration under the Securities Act, such holder of shall be entitled to receive from the Company, without expense, a new certificate such Restricted Securities not bearing the restrictive legend.

     Matters pertaining to the transfer of Restricted Securities constituting Common Shares, Conversion Shares and Notes (other than under the circumstances described in Sections 4, 5 or 6 hereof) shall be governed, to the extent provided for therein, by the applicable provisions of the Supplemental Agreement, in the case of Common Shares, and the Indenture, in the case of the Conversion Shares and the Notes.

     4.  Required Registration.

     (a) At any time that the Company is not entitled to use Form S-3, the holder or holders of Restricted Securities constituting at least 25% of the Restricted Securities outstanding at such time (the "Original Requesting Holders") may request the Company to register under the Securities Act all or any portion of the Restricted Securities held by such requesting holder or holders for sale in the manner specified in such notice; provided, however, that
(i) such portion of the Restricted Securities held by such requesting holder or holders for which registration is requested shall not be less than the greater of (x) 25% of all the then outstanding Restricted Securities and (y) an amount which exceeds amounts which can be sold in accordance with the volume limitation provisions of Rule 144 (e) under the Securities Act applicable to such requesting holder or holders and (ii) the only securities which the Company shall be required to register pursuant hereto shall be shares of Common Stock and Notes.

     (b) Promptly following receipt of any notice under this Section 4, the Company shall immediately give written notice to any holders of Restricted Securities from whom

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notice has not been received and shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from the Original Requesting Holders (and in any notices received from other such holders of Restricted Securities within 20 days after their receipt of such notice from the Company) provided, however, that if the proposed method of disposition specified by the requesting holders shall be an underwritten public offering, the number of shares or principal amount, as the case may be, of Restricted Securities to be included in such an offering may be reduced, first, pro rata among any holders of Restricted Securities requesting registration other than the Original Requesting Holders based upon the number of shares of Common Stock or principal amount of Notes requested to be registered by such holders, if and to the extent that the managing underwriter shall be of the opinion that the inclusion of Restricted Securities held by such other holders would adversely affect the marketing of the Restricted Securities to be sold by the Original Requesting Holders (it being understood that such number of shares or such principal amount of Restricted Securities shall not be reduced if any shares of Common Stock or any Notes are to be included in such underwriting for the account of any person other than the Original Requesting Holders) and second, if the managing underwriter deems such reduction to be insufficient, pro rata among the Original Requesting Holders based upon the number of shares or principal amount of Restricted Securities so requested to be registered by them (it being understood that such number of shares or principal amount of Restricted Securities shall not be reduced if any shares of Common Stock or Notes are to be included in such underwriting for the account of any person other than the holders of Restricted Securities); and provided, further, however that if (i) in the good faith judgment of a majority of the members of the Board of Directors of the Company, such registration would be materially detrimental to the business of the Company or would materially interfere with preexisting contractual obligations to which the Company is then subject or financing arrangements or other material transactions involving the Company or any of its subsidiaries that are pending or are under active consideration by the Company at the time any notice under this Section is given, and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and
(ii) the Company shall furnish to such requesting holders a certificate, dated no more than ten days after such notice of required registration is given, signed by the President of the Company to the effect set forth in the preceding clause (i), then the Company shall have the right,

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to defer such filing, but only so long as is necessary in order to preclude adverse impact upon the business of the Company or such preexisting contractual obligations, such financing or other pending transaction, and in any event for a period of not more than one hundred eighty (180) days after such notice of required registration is given. Except for Permitted Registrations, the Company will not effect any other registration of its Common Stock or Notes, whether for its own account or that of other holders, from the date of furnishing such certificate until the end of such deferral period. If such method of disposition shall be an underwritten public offering, the Company may designate the managing underwriter of such offering, subject to the approval of the selling holders of a majority of the Restricted Securities (such majority to be determined on the basis of the number of shares of Common Stock and the principal amount of Notes included in the offering, which approval shall not be unreasonably withheld. Notwithstanding anything to the contrary contained herein, the obligation of the Company under this Section 4 shall be deemed satisfied only when a registration statement covering all shares and all principal amounts of Restricted Securities specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holder, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares and all such principal amounts shall have been sold pursuant thereto.

     (c) The Company and other holders of Common Stock and Notes of the Company shall be entitled to include in any registration statement referred to in this
Section 4, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock and principal amounts of Notes to be sold by the Company or such other holders for their own account, except to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Restricted Securities to be sold. Except as provided in this paragraph (c), and except for Permitted Registrations, the Company will not effect any other registration of its Common Stock and Notes, whether for its own account or that of other holders, from the date of receipt of a notice from requesting holders pursuant to this Section 4 until one hundred and twenty (120) days after the effective date of the registration contemplated thereby.

     (d) Notwithstanding anything to the contrary contained herein, the Company shall be obligated to register Restricted Securities pursuant to this Section 4 at the

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request of the holders Restricted Securities, on three occasions only.

     5.  Form S-3 Registration.

     (a) If the Company shall receive from any holder or holders of Restricted Securities a written notice or notices requesting that the Company effect a registration on Form S-3 (which request may also specify that the Restricted Securities is to be offered on a delayed or continuous basis by means of a "shelf" registration pursuant to Rule 415 under the Securities Act) and any related qualification or compliance with respect to Restricted Securities owned by such holder or holders, provided that the Company has not effected a registration under this Section 5 at the request of any holder or holders of Restricted Securities within the three months immediately preceding the date of such request, the Company will:

       (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other holders of Restricted Securities; and

       (ii) as soon as practicable, effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other government requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such holder's or holders' Restricted Securities as are specified in such request, together with all or such portion of the Restricted Securities of any holder or holders joining in such request as are specified in a written request given within thirty (30) days after receipt of such written notice from the Company; provided, however, that if (i) in the good faith judgment of a majority of the members of the Board of Directors of the Company, such registration would be materially detrimental to the business of the Company or would materially interfere with preexisting contractual obligations to which the Company is then subject or financing arrangements or other material transactions involving the Company or any of its subsidiaries that are pending or are under active consideration by the Company at the time any notice under this Section is given, and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such requesting holders a certificate, dated no more than ten days after such notice of required registration is given, signed by the

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     President of the Company to the effect set forth in the preceding clause
     (i), then the Company shall have the right to defer such filing, but only so long as is necessary in order to preclude the adverse impact upon the business of the Company or such preexisting contractual obligations, financing or other pending transaction, and in any event for a period of not more than one hundred eighty (180) days after such notice of required registration is given. Except for Permitted Registrations, the Company will not effect any other registration of its Common Stock and Notes, whether for its own account or that of other holders, from the date of furnishing such certificate until the end of such deferral period. Subject to the foregoing provisions of this paragraph (a) and as set forth in paragraphs (b) and (c) below, the Company shall file a registration statement covering the Restricted Securities so requested to be registered as soon as practicable after receipt of the request or requests of the holders of the Restricted Securities. Except for Permitted Registrations, the Company will not effect any other registration of its Common Stock and Notes, whether for its own account or that of other holders, from the date of receipt of a notice from requesting holders pursuant to this Section 5 until thirty (30) days after the effective date of the registration contemplated thereby.

       (b) The Company shall not be obligated to register Restricted Securities pursuant to this Section 5 if the Company is not entitled to use Form S-3.

       (c) The only securities which the Company shall be required to register pursuant hereto shall be shares of Common Stock and Notes.

       (d) Registrations effected pursuant to this Section 5 shall not be counted as requests for registration pursuant to Section 4.

     6. Incidental Registration. If the Company at any time (other than pursuant to Sections 4 or 5 hereof) proposes to register any of its Common Stock or Notes under the Securities Act for sale to the public, whether for its own account or for the account of other security holders ("Requesting Parties") or both (except in connection with a Permitted Registration), it will give written notice at such time to all holders of outstanding Restricted Securities of its intention to do so. Upon the written request of any such holder, given within thirty (30) days after receipt of any such notice by the Company, to register any of its Restricted Securities (which request shall state the intended method of disposition thereof), the Company will use its best efforts to cause the Restricted Securities as to which registration shall have been so requested to be included

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in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with its written request) of such Restricted Securities so registered; provided, however, that nothing herein shall prevent the Company from abandoning or delaying such registration at any time. In the event that any registration pursuant to this Section 6 shall be, in whole or in part, an underwritten public offering of Common Stock, any request by a holder pursuant to this Section 6 to register Restricted Securities shall specify that either (i) such Restricted Securities is to be included in the underwriting on the same terms and conditions as the shares of Common Stock or Notes otherwise being sold through underwriters under such registration or (ii) such Restricted Securities is to be sold in the open market without any underwriting, on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances. If and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company or by the Requesting Parties, the number of shares and the principal amount of Restricted Securities to be included in such an underwriting may be reduced, first, pro rata among any persons requesting registration other than the Requesting Parties, the Company and the holders of Restricted Securities, based upon the number of shares of Common Stock and principal amount of Notes requested to be registered by such holders, and second, if the managing underwriter deems such reduction to be insufficient, pro rata among the requesting holders of Restricted Securities based upon the number of shares and principal amount of Restricted Securities so requested to be registered; it being understood that such number of shares and principal amount of Restricted Securities shall not be reduced if any shares or Notes are to be included in such underwriting for the account of any person other than the Requesting Parties, the Company and the holders of Restricted Securities.

     Notwithstanding anything to the contrary contained in this Section 6, in the event that there is a firm commitment underwritten public offering of securities of the Company pursuant to a registration covering Restricted Securities and a holder of Restricted Securities does not elect to sell his Restricted Securities to the underwriters of the Company's securities in connection with such offering, such holder shall refrain from selling such Restricted Securities so registered pursuant to this Section 6 during the period of distribution of the Company's securities by such underwriters and the period in which the underwriting syndicate participates in the after market; provided, however, that such holder shall, in any event, be entitled to sell its Restricted Securities commencing on the

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90th day after the date of the pricing of the securities issued under such registration statement.

     7. Registration Procedures. If and whenever the Company is required by the provisions of Section 4, 5 or 6 hereof to use its best efforts to effect the registration of any of the Restricted Securities under the Securities Act, the Company will, as expeditiously as possible:

     (a) prepare (and afford counsel for the selling holders reasonable opportunity to review and comment thereon) and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 4 hereof, shall be on Form S-1 or another form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its reasonable best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

     (b) prepare (and afford counsel for the selling holders reasonable opportunity to review and comment thereon) and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and as comply with the provisions of the Securities Act with respect to the disposition of all Restricted Securities covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

     (c) furnish to each seller and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons may reasonably request in order to facilitate the public sale or other disposition of the Restricted Securities as the case may be, covered by such registration statement;

     (d) use its reasonable best efforts to register or qualify the Restricted Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the sellers of Restricted Securities or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to so qualify but for

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this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or
(iii) consent to general service of process in any jurisdiction);

     (e) immediately notify each seller under such registration statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

     (f) use its reasonable best efforts (if the offering is underwritten) to furnish, at the request of any seller, on the date that Restricted Securities is delivered to the underwriters for sale pursuant to such registration: (i) an opinion of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller and dated such date, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements, the notes thereto, and the financial schedules and other financial and statistical data contained therein) and (C) to such other effects as may reasonably be requested by counsel for the underwriters or by such seller or its counsel, and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration in respect of which

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such letter is being given as such underwriters or seller may reasonably request; and

     (g) make available for inspection by each seller, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement and permit such seller, attorney, accountant or agent to participate in the preparation of such registration statement.

For purposes of paragraphs (a) and (b) above and of Section 4(c) hereof, the period of distribution of Restricted Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Securities in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Securities covered thereby or six months after the effective date thereof.

     In connection with each registration hereunder, the selling holders of Restricted Securities will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

     In connection with each registration pursuant to Sections 4, 5 and 6 hereof covering an underwritten public offering, the Company agrees to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and companies of the Company's size and investment stature, provided, however, that such agreement shall not contain any such provision applicable to the Company which is inconsistent with the provisions hereof and provided, further, however, that the time and place of the closing under said agreement shall be as mutually agreed upon among the Company, such managing underwriter and the selling holders of Restricted Securities.

     8. Expenses. All expenses incurred by the Company in complying with Sections 4, 5 and 6 hereof, including without limitation all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and fees and expenses of one counsel for the sellers of Restricted Securities, but excluding any Selling Expenses, are herein called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Restricted Securities are herein called "Selling Expenses".

     The Company will pay all Registration Expenses in connection with each registration statement filed pursuant to Section 4, 5 or 6 hereof. All Selling Expenses in connection with any registration statement filed pursuant to Section 4, 5 or 6 hereof shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such persons other than the Company (except to the extent the Company shall be a seller) as they may agree.

     9. Indemnification. In the event of a registration of any of the Restricted Securities under the Securities Act pursuant to Section 4, 5 or 6 hereof, the Company will indemnify and hold harmless each seller of such Restricted Securities thereunder and each underwriter of Restricted Securities thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Securities was registered under the Securities Act pursuant to Section 4, 5 or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such seller, such underwriter or such controlling person in writing specifically for use in such registration statement or prospectus.

     In the event of a registration of any of the Restricted Securities under the Securities Act pursuant to Section 4, 5 or 6 hereof, each seller of such Restricted Securities thereunder, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer or director or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Securities was registered under the Securities Act pursuant to
Section 4, 5 or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; provided, further, however, that the liability of each seller hereunder shall be limited to the proceeds (net of underwriting discounts and commissions) received by such seller from the sale of Restricted Securities covered by such registration statement.

     Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

     Notwithstanding the foregoing, any indemnified party shall have the right to retain its own counsel in any such action, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to retain counsel for the indemnified person as aforesaid or (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     If the indemnification provided for in the first two paragraphs of this
Section 9 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the underwriters and the sellers of such Restricted Securities, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any notice under the third paragraph of this Section 9. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the underwriters and the sellers of such Restricted Securities, on the other, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and you agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if all of the sellers of such Restricted Securities or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, the sellers of such Restricted Securities shall not be required to contribute any amount in excess of the amount, if any, by which the total price at which the Common Stock sold by each of them was offered to the public exceeds the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

     The indemnification of underwriters provided for in this Section 9 shall be on such other terms and conditions as are at the time customary and reasonably required by such underwriters. In that event the indemnification of the sellers of Restricted Securities in such underwriting shall at the sellers' request be modified to conform to such terms and conditions.

     10. Changes in Common Stock and/or Notes. If, and as often as, there are any changes in the Common Stock and/or Notes by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Common Stock or Notes, as the case may be, as so changed.

     11. Representations and Warranties of the Company. The Company represents and warrants to you as follows:

     (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or By-laws of the Company, or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

     (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to considerations of public policy in the case of the indemnification provisions hereof.

     11A. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows:

     (c) The execution, delivery and performance of this Agreement by the Purchaser have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the charter and other organizational documents of the Purchaser, or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Purchaser.

     (d) This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to considerations of public policy in the case of the indemnification provisions hereof.


     12. Reporting.  The Company agrees with you as follows:

     (a) The Company shall at all times make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act.

     (b) The Company shall file with the Commission in a timely manner all reports and other documents as the Commission may prescribe under Section 13(a) or 15(d) of the Exchange Act at any time that the Company is subject to such reporting requirements of the Exchange Act.

     (c) The Company shall furnish to each holder of Restricted Securities forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time that it is subject to such reporting requirements), (ii) a written statement by the Company as to its compliance with the reporting requirements of the Securities Act and the Exchange Act (at any time that it is subject to such reporting requirements, (iii) a copy of the most recent annual or quarterly report of the Company, and
(iv) such other reports and documents so filed as a holder may reasonably request to avail itself of any rule or regulation of the Commission allowing a holder of Restricted Securities to sell any such securities without registration.

     13. Miscellaneous.

     (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, the registration rights conferred herein on the holders of Restricted Securities shall inure to the benefit of any and all subsequent holders from time to time of the Restricted Securities for so long as the certificates representing the Restricted Securities or Founders Stock, as the case may be, shall bear the legend specified in Section 2 hereof.

     (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by first class registered mail, postage prepaid, addressed as follows:

     if to the Company, to it at

     Offshore Logistics, Inc.
     224 Rue de Jean
     Lafayette, Louisiana 70505

     Attention: Secretary

     if to the Purchaser, to it at

     Caledonia Industrial & Services Limited
     Cayzer House
     1 Thomas More Street
     London E1 9AR
     England

     Attention: Secretary


     if to any subsequent holder of Restricted Securities to such holder at such address as may have been furnished to the Company in writing by such holder;

     or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Restricted Securities) or to the holders of Restricted Securities (in the case of the Company).

     (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     (d) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be modified or amended except in writing signed by the Company and the holders of not less than 80% of the Restricted Securities then outstanding (based upon the both number of shares of Common Stock and the principal amount of Notes), provided that no modification or amendment shall deprive any holder of Restricted Securities of any material right under this Agreement without such holder's consent.

     (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this letter (herein sometimes called "this Agreement") shall be a binding agreement between the Company and you.

                                       Very truly yours,

                                       OFFSHORE LOGISTICS, INC.



                                       By_____________________
                                       Title:
AGREED TO AND ACCEPTED
as of the date first
above written.

CALEDONIA INDUSTRIAL & SERVICES
     LIMITED



By_____________________
Title: